UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT #2 TO
                                    FORM SB-2


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           HIGH-TECH INDUSTRIES, INC.

                 (Name of Small Business Issuer in its Charter)

           COLORADO                        7372                   84-1441445
------------------------------ ----------------------------  -------------------
  (State or Jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)


        849 W. Hillfield Road, Suite 201, Layton, UT 84041 (801) 593-0513
      -------------------------------------------------------------------
         (Address and Telephone Number of Principal Executive Offices)


--------------------------------------------------------------------------------
(Address of Principal Place of Business or Intended Principal Place of Business)

                                  KURT A. MOORE
               849 W. Hillfield Road, Suite 201, Layton, UT 84041
                                 (801) 593-0513
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to the public: Effective date of this registration statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE
--------------------------------------- -------------------- ------------------- ------------------- -----------------

                                                              Proposed Maximum    Proposed Maximum
 Title of Each Class of Securities to      Dollar Amount       Offering Price        Aggregate          Amount of
            be Registered                 to be Registered        per Unit         Offering Price    Registration Fee
--------------------------------------- -------------------- ------------------- ------------------- -----------------
Common Stock par value $.001                 $200,000              $1.00              $200,000            $50.00
--------------------------------------- -------------------- ------------------- ------------------- -----------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                   PROSPECTUS

                   For the Initial Public Offering for Sale of

                    From 1 to 200,000 Shares of Common Stock*

                                       of

                           High-Tech Industries, Inc.

                                                      Total          Total
                                                      If No    If All 200,000
                                          Per        Shares        Shares
                                         Share      Are Sold      Are Sold
                                       ---------- ----------- ----------------

Initial Offering Price to the Public:     $1.00         0         $200,000

Offering Expenses:                        $0.25      $50,000       $50,000

Net Proceeds:                             $0.75     ($50,000)     $150,000


The offering being presented in this Prospectus (the "Offering") is being conducted on a direct participation basis without the assistance of an underwriter. No commissions are being paid. There is no minimum number of shares we must sell and no minimum investment required of an investor. A trust, escrow, or similar account will not be established pending the sale of the shares offered hereby (the "Shares"), and any proceeds from this Offering will become immediately available for our use. No funds will be returned regardless of how many or how few shares are sold.


This Offering will terminate six months from the date of this Prospectus unless all of the Shares offered hereby are sold prior to that date, or unless extended by the vote of the Board of Directors for up to 90 days.


Investing in the Shares involves a high degree of risk. You should purchase shares only if you can afford a complete loss.

Additionally, High-Tech Industries, Inc. is a development stage company and the Shares offered hereby are subject to "Penny Stock" rules. See "Risk Factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Shares securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this Prospectus is December **, 2003

                                Table of Contents

                                                                          Page


PART I..................................................................    3
Summary Information.....................................................    3
Risk Factors............................................................    6
Use of Proceeds.........................................................   12
Determination of Offering Price.........................................   13
Dilution................................................................   13
Plan of Distribution....................................................   14
Directors, Executive Officers, Promoters, and Control Persons...........   15
Security Ownership of Certain Beneficial Owners and Managers............   16
Description of Securities...............................................   17
Indemnification for Securities Act Liabilities..........................   20
Organization Within the Last Five Years.................................   20
Description of Business and Plan of Operation...........................   20
Description of Property.................................................   23
Certain Relationships and Related Transactions..........................   23
Market for Common Equity and Related Shareholder Matters................   23
Executive Compensation..................................................   26
Experts.................................................................   26
Additional Information..................................................   26
Financial Information...................................................   27
Financial Statements...............................................F-1 - F-17
PART II................................................................. II-1
Indemnification of Directors and Officers............................... II-1
Other Expenses of Issuance and Distribution............................. II-1
Recent Sales of Unregistered Securities................................. II-1
Exhibits................................................................ II-2
Undertakings............................................................ II-2
Signatures.............................................................. II-3


No dealer, salesman, or other person has been authorized to give any information or to make any representations other than contained in this Prospectus in connection with the Offering described here. If given or made, such information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities offered by this Prospectus to any person in any state or other jurisdiction in which the offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale under this Prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since this date.

Only our President, Kurt A. Moore is authorized to offer these securities on our behalf. See "Plan of Distribution," page 13.

Until 90 days after the date of this Prospectus, all dealers effecting transactions in the securities registered in this Offering may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                           FORWARD-LOOKING STATEMENTS


This Prospectus contains certain forward-looking statements that are based on beliefs and assumptions of our management. Often, you can recognize these statements because we use words such as "believe," "anticipate," "intend," "estimate," and "expect" in the statements. Our actual performance in 2003 and beyond could differ materially from the forward-looking statements contained in this Prospectus. However, we are not obligated to release publicly, and do not presently intend to release, any revisions to the forward-looking statements contained in this Prospectus, except to the extent that we are obligated to do so under Item 28 of our registration statement filed with the SEC on Form SB-2. This Item requires us to file post-effective amendments to this registration statement to include in the Prospectus any facts or events which, individually or together, represent a fundamental change in the registration statement, and also to include any additional or changed material information on the plan of distribution.



                               SUMMARY INFORMATION


This Prospectus pertains to shares of common stock being offered in High-Tech Industries, Inc. ("High-Tech," "us," "we," the "Company," etc.), a Colorado company formed in December 1997. From inception through November 2000, High-Tech was inactive and had no business activity. On June 30, 2000, we entered into an Agreement and Plan of Exchange (the "Agreement") with Nojata, Inc. ("Nojata"), a Nevada corporation, pursuant to which Nojata became a wholly-owned subsidiary of High-Tech. Nojata was organized under the name Laredo Enterprises, Inc. ("Laredo") on March 31, 2000. On November 21, 2000, Laredo's name was changed to Nojata. High-Tech's current address and contact information is as follows: 6090 South 2900 East, Ogden, Utah 84403, telephone (801) 808-1515, customer service
(877) 688-8124, www.nojata.com.


Business


Currently our only operations are conducted through our subsidiary, Nojata. Nojata is an Internet service provider ("ISP") based in Utah. Nojata continues to develop an ISP business that offers quality Internet access through a sales and marketing plan based upon a referral fee program. Unlike free Internet services, Nojata's target market includes potential users who are willing to pay for access and who wish to earn a fee by referring new customers to Nojata. See "Description of Business and Plan of Operation" on page 18. Our service, which we began offering on a limited basis in the spring of 2001, experienced substantial changes during 2002 and 2003 as we experimented with a number of web site service providers. Our service is now fully operational, but is focused on a regional rather than national market at the current time. Our revenues to date have been limited to a few thousand dollars received from a few early subscribers before we changed our focus from a national to a regional provider in the fourth quarter of 2002. We currently have fewer than 10 subscribers.


Nojata currently offers one type of service (our "Plan") which includes unlimited V.90 56K Internet access, up to five e-mail accounts, and 10MB storage, and also includes the opportunity to earn referral fees. Our dial-up network is currently available throughout most of the continental U.S. Members receive $4.00 for each new user they refer who signs up to use our Plan for each month of service received for the life of the new user account. Our Plan is available through dial-up, DSL, and ISDN connections.


Because we have not generated any material revenue to date, we need to obtain capital from outside sources to pursue our business plan. We believe we will need a minimum of $100,000 to continue operations through the end of 2004 and pursue our business plan, including the payment of $50,000 of expenses needed to complete the current offering. During 2002 and through 2003, we operated with very little capital by suspending our service for a significant period of time; however, we will not be able to sustain operations through 2004 without an infusion of capital totaling at least $50,000 exclusive of the expenses needed to complete the current offering.

Operating Results


We have a very limited operating history since our inception in 1997. We experienced no sales revenues in 2000, nominal sales revenues of $5,415 through 2001, and limited sales of less than $5,000 during 2002 and 2003. After the merger in December 2000, we began actively developing our business plan and ISP site and services, but were forced to discontinue operations for a period of time as we experimented with various web site venders. We continue to make modifications to the look and feel of our site and to our marketing strategy to attempt to attract more users to generate income. Upon the closing of this offering, we intend to pursue customers through organizations that are interested in provided our service to their members to benefit from our referral program. Proposed Plan of Operations


We intend to continue to refine and add functions to our service over time. What functions will be added and when they will be added depend on our cash flow and market changes. By providing a quality product and offering unique services in a manner which provides referral fee income opportunities, we believe we can compete in the ISP market. We intend to focus our marketing efforts on entities that could benefit from our referral fee program such as schools, groups, clubs, and charities that have a desire to provide their patrons with a quality service that helps the organization raise funds. See "Description of Business and Plan of Operation" on page 18. We will need to generate a significant number of users in order to become profitable. Based upon on current arrangement, we make a maximum of $5.35 per user per month. Under the Plan offered at $19.95, $10.60 is paid for dial-up fees and $4.00 is paid out in commission. At these thin margins, the volume of customers we are able to attract will be the key to our success in the short and long run.


Based upon our current business model, we anticipate needing to attract approximately 1,000 customers to cover our operating costs including a limited salary for Mr. Moore and a very limited marketing budget. We would need to attract approximately 3,000 customers to sustain operations on an ongoing basis. At present, these customer numbers are needed to cover costs and sustain operations if the Company is to resume active operations. Mr. Moore has assumed the responsibility to approach and interest large organizations in our service to extend our marketing budget as far as possible.


Equity Offered


(A) Common Stock Offered.........   A total of from 1 to 200,000 Shares of par
                                    value $.001 common stock will be offered hereunder. We will attempt to sell the Shares to the public ourselves without the assistance of an underwriter. There is no minimum amount which must be sold in order for the Offering to proceed and no minimum investment is required. Funds from this Offering will not be held in escrow and this Offering will close in six months, regardless of how many or how few Shares are sold unless extended by our Board of Directors for a period not to exceed 90 days. All funds we receive may be used immediately. No funds will be returned regardless of how many or how few Shares are sold. Only our President, Kurt A. Moore is authorized to offer or sell these securities on our behalf (see "Plan of Distribution," page 13).

(B) Proposed Symbol and
    Trading Market..............    There currently is no trading market for our
                                    stock.

(C) Use of Proceeds.............    We will use the proceeds of this Offering
                                    first to pay the Offering expenses.
                                    Additional proceeds will be used to repay loans, pay for marketing and general operating expenses related to operating the business, will serve as working capital, and will go to pay off business-related loans
                                    (see "Use of Proceeds" on page 10).

(D) Offering Costs..............    If we are unable to raise sufficient proceed
                                    to cover the Offering costs, we intend to cover the expenses with loan proceeds.

There is no minimum investment that any investor must make in this Offering. Further, there is no minimum amount of stock that must be sold in order for this Offering to go forward. All funds received by us from the sale of the Shares will be deposited immediately into our operating account and used in our operations.


This Offering will terminate six months from the date of this Prospectus unless all the Shares are sold prior to that time, or unless extended by our Board of Directors for not more than 90 days.



                                  RISK FACTORS

This Offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below, and other information contained in the Prospectus, before deciding whether to invest in the Shares. If any of the risks outlined occur, our business results and financial condition could be adversely affected. This could cause the price of our common stock to decline, and you might lose part or all of your investment.

Risks Associated with Our Financial Position


     Insufficient working capital to fully implement plan of operations. We are a newly-reconstituted venture without material assets or cash. Through the end 2001, our revenues from inception totaled $5,415 while our expenses totaled $85,649; additionally, our assets totaled $14,438 while our liabilities totaled $78,201. During 2002 and through 2003, we had only nominal operations as we experimented with various web site service providers. Our lack of cash and limited assets makes it difficult for us to expand our business through marketing effort. Continuing losses are likely into 2004 and we may never become profitable. In order for us to fully implement our business plan outlined in this registration statement, we need to raise the full amount in this Offering, and we will also need to raise additional capital to fund growth that comes from any success we may have as a result of the funds we raise under the Offering. We do not yet know how much additional capital we will need to raise after this Offering, but we expect it may be as much as $400,000 depending on how many new users we are able to attract to our service during 2004.

     Need to sell all the Shares included in this Offering. There is no minimum number of Shares that must be sold in this Offering; however, in order to fully implement our proposed plan of operations, we need to sell all 200,000 Shares that are included in this Offering. If we are not successful in selling all of the Shares, the resulting cash shortfall will, in all likelihood, impair our ability to reach profitability. Furthermore, if we raise less than the costs of this Offering, none of the Offering proceed will be used to pursue our plan of operations. In the event we are unable to raise a total of $200,000 through the Offering, we anticipate needing to make up any shortfall through other methods of financing to be able to pursue our business plan through 2004. We will likely use other forms of financing such as loans or private placements to make up any shortfall in the Offering, but such forms of financing are difficult to obtain and we do not have any viable alternatives at the present time. If we are unable to raise $100,000 within during 2004, we will likely be forced to cease operations and abandon our business plan.


     Risk and volatility of penny stock. Stock in our Company is currently considered "penny stock" as that term is defined by the Securities and Exchange Commission ("SEC") Rule 3a-51-1. You should be aware that, according to the SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse which could cause investors in penny stocks to lose their entire investment. Such patterns include:

     o control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

     o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

     o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.


     Loans Due beginning in January 2004. We currently have loans in the amount of $80,000 which begin becoming due in January 2004. We are currently negotiating with the holder of these notes to extend the due date to January 2005. We fully expect to amend the notes accordingly.


Risks Associated with How This Offering is Being Conducted

     No underwriter to be used. We have not hired an underwriter to assist us in selling the Shares. Only our President, Kurt A. Moore, is authorized to offer and sell these securities. Mr. Moore does not have any prior experience in selling stock to the public and there can be no assurance that he will be able to sell all or any part of the Offering.

     No escrow to be used. There is no escrow account into which the proceeds of this Offering will be deposited pending the sale of all Shares. If we fail to sell all the Shares included in this Offering, no funds will be returned. All proceeds of this Offering will be deposited directly into our operating account, regardless of the number of Shares sold for our immediate use. Additionally, to pay the expenses of this Offering alone, we need to sell approximately 50,000 shares. If we sell less than 50,000 shares, no proceeds will be available to pursue our business plan. If we are not successful in selling more than 50,000 shares, the resulting cash shortfall will impair our ability to continue operations.

     No minimum investment. There is no minimum investment that any investor must make in this Offering. Further, there is no minimum amount of stock that must be sold in order for this Offering to go forward. All funds received by us from the sale of our common stock offered by this Prospectus will be deposited immediately into our operating account and used as described above under "Use of Proceeds."

     Arbitrary determination of price per Share. In most public offerings that use the services of an underwriter, the underwriter has the opportunity to review the terms of the public offering and decide whether the offering price of a stock is fair and reasonable. Because we are attempting to sell the Shares ourselves without using an underwriter, we arbitrarily determined the offering price, and no independent review will be conducted regarding the stock pricing. Prospective investors should not assume that the offering price of the Shares necessarily reflects the actual value of our common stock. The price does not bear any relationship to assets, earnings, book value, or any other objective criteria of value. See "Determination of Offering Price," page 11.

     Auditor going concern statement. Our independent auditor has expressed substantial doubt regarding our ability to continue as a going concern. This doubt likely arises from our lack of operating history, working capital, and the fact that we have accumulated losses since our inception and are just beginning our planned principal operations. The opinion of our certified public accountants should be carefully considered when making a decision whether to purchase the Shares.

Other Factors that may Diminish the Value of Our Common Stock

     Lack of a public market. Before this Offering, there has not been any public market for our common stock. Furthermore, it is possible that an active public market for our common stock may never develop or be sustained. We do not intend to list our common stock on any national securities exchange or to apply for listing on The Nasdaq National Stock Market or The Nasdaq SmallCap Stock Market. Any public trading in our common stock, if any in the future would most likely take place in the over-the-counter market in the so-called "pink sheets" reported on the OTC Bulletin Board ("OTC:BB") service. We have not applied to be have our stock trades reported on the OTC:BB. If a public market does not develop or is not sustained, there is a risk that an investor might find it difficult to sell our common stock at a time when the investor needs or desires to do so.

     Difficulty of assessing the market value of our common stock. If our stock is ultimately traded through the pink sheets or on the OTC:BB, a relative lack of liquidity or volume and the participation of only a few market makers would make it more likely that wide fluctuations in the quoted price of our common stock would occur. As a result, there is a risk that an investor will not be able to obtain accurate price quotes or be able to correctly assess the market price of his stock. Increases in volatility could also make it more difficult to pledge our common stock as collateral if an investor sought to do so because a lender might also be unable to accurately value our common stock. Even if our stock were to be traded on the Nasdaq National or SmallCap Stock Markets, which we do not anticipate at the present time, the possibility of volatility would still exist. These markets and the stocks traded thereon are also subject to sharp fluctuations in value and in the number of shares traded.

     Immediate, substantial dilution. The public offering price of our common stock is much higher than the net book value of our common stock that we have already issued. As a result, purchasers of our common stock who pay $1.00 per Share will experience immediate and substantial dilution. Dilution to the purchasers of Shares included in this Offering will range from 97% to 100%, depending on the number of Shares sold.

     Number of Shares available for sale. Any shares sold in this Offering are unrestricted and thus may be resold in the public market immediately after they are purchased. The remaining 6,520,000 of our outstanding shares are restricted shares that were sold prior to this Offering. A total of 970,000 of these shares are held by the shareholders of a previous blank check company who may presently resell the shares pursuant to Rule 144 of the Securities Act of 1933. All of the additional outstanding restricted shares are available for resale in the public market, $5,000,000 of which are held by Mr. Moore and subject to affiliated party volume restrictions. As restricted shares become available for resale, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

     No dividends on common stock anytime soon. We expect to use all earnings and the proceeds from this Offering to develop our business. Anyone in need of or expecting dividend income should not invest in our Common Stock because we do not intend to pay dividends anytime soon if ever.

     One individual's control of the Company. After this Offering, approximately 74% of our common stock will be controlled by Kurt A. Moore. Accordingly, under our Articles of Incorporation and the Colorado corporate laws, Mr. Moore will control the votes necessary to approve or disapprove of any potential acquisitions, mergers, or other actions requiring a simple majority vote of the stockholders.

     Risk of litigation due to stock price decline. Class action lawsuits are often brought against companies following sharp declines in the market price of their stock. Internet focused companies such as ours may be particularly vulnerable to this type of litigation due to the volatility in their stock prices. Accordingly, we may be subject to securities lawsuits in the future. Such litigation could result in substantial costs and could divert management's attention and resources.

     Risk of substantial dilution. After this Offering, we will have outstanding up to 6,720,000 shares of common stock, assuming the full subscription of this Offering. The 200,000 shares offered hereby may be resold in the public market immediately if a market develops. Of the remaining 97%, or 6,520,000 shares, a total of 970,000 will be immediately available for resale in the public market pursuant to Rule 144, and a total of 5,550,000 will become available for resale in the public market, 5,000,000 of which are held by Mr. Moore and subject to affiliated party volume restrictions, pursuant to Rule 144. As restrictions on resale end, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

Business Factors that may have a Negative Effect on Our Operations

     Intense competition. The Internet Service Provider ("ISP") industry in which we compete is highly competitive, and we anticipate that competition will continue to intensify. Several major players in the ISP market currently hold significant market share, while at the same time, many smaller ISPs exist and others are always vying for entry into the market. Many others have tried and failed to enter the market and achieve viability. The keen competition that exists in our industry will require us to expend funds for advertising, may drive up our personnel and other costs and, in general, may adversely impact our ability to survive and make a profit. Competitive pressures may also force us to cut our monthly service fees, thus directly affecting our profit margins. In view of the competition that we expect in our industry, we cannot guaranty that we will be able to successfully gain and hold market share or that our operations will ever be profitable.

     Governmental regulations and environmental factors. Changes in laws governing the Internet may also affect our prospects for success. Currently there are few laws explicitly applicable to the Internet. The way that existing laws on a variety of topics will be applied is not yet clear. These topics include advertising, taxation, gambling, privacy, defamation, pricing, promotions, sweepstakes, intellectual property ownership, product quality, and content. Any changes in the regulatory environment in which we operate could have the unexpected result of subjecting us or our users to liability for activities previously thought to be protected or unregulated. Any such developments could have a material and adverse impact on our business.

     Potential Lawsuits. As an ISP we could be subjected to lawsuits for a number of reasons. For example, users or third-parties could attempt to sue us for lost or misdirected e-mail, for incidental and consequential damages resulting from interruptions or errors in our service, or for damage to their own systems arising from viruses transmitted unknowingly.

     Management of growth. At present our operations are relatively simple. We have only approximately 10 users. Our servers and operations are housed free-of-charge in an office provided by our President, Kurt A. Moore, who is also our only employee; however, if we are successful in increasing sales and growing our business, the size and complexity of our operations will inevitably increase. We may need larger facilities, more employees, and additional hardware. We may also need augmented capabilities for billing and customer service, functions currently contracted out to third parties. We cannot guarantee that our management will adequately manage our growth or will select contractors who will be able to effectively provide the services we require. In the event Mr. Moore no longer provides services to the Company, we will likely cease operations.


     Casualty, acts of God, and security risks. Our operations are susceptible to outages due to fire, floods, power loss, telecommunications failures, break-ins, and similar events. In addition, the majority of our infrastructure is located along the Wasatch Front in Utah, a region known to be susceptible to earthquakes. We do not have multiple site capacity in the event of any such occurrence. Despite our implementation of network security measures, our servers may be vulnerable to computer break-ins or to coordinated attempts to overload our systems with data. We do not carry business interruption insurance that would compensate us for losses that could occur as a result of any such events. We have backup power that that would support our service for approximately twenty-four hours if we were to experience a power outage, but beyond that, we could not guaranty that our service would function in the event of an outage.

     Unproven business model. Even though we believe our business model is innovative and holds promise, it remains unproven. We cannot provide any assurance that we will be able to attract and retain a number of users sufficient to ensure our profitability and viability.

     Limited operating history. Because our operations are young and have not developed significant revenues, we have only a limited operating history. This may affect our business in ways that we may or may not be able to anticipate. We anticipate, at a minimum, that our limited history may make it difficult for us to raise funds, attract and retain qualified personnel, lease or purchase needed equipment, attract and hold users, and maintain or expand the services we offer. Even as we begin to develop an operating history, quarter-to-quarter comparisons of operating results are not likely to be meaningful. The Internet industry is changing so rapidly and is subject to so many variables that investors should be cautious not to place too much reliance on comparisons. Strong growth in one quarter will not necessarily portend growth in a subsequent quarter. Conversely, losses in any given quarter will not necessarily mean that subsequent quarters will be unprofitable for the company. Several factors could cause such unpredictability in quarterly results:

     o    drops in our revenue due to payment of referral fees for new users;

     o changes in our pricing and referral-fee policy in response to actual or potential market conditions and trends;

     o    the introduction of new services;

     o    planned or unanticipated needs for technological upgrades;

     o increases in our fixed costs, such as for dial-up access for our users;

     o    the introduction of new products or services by our competitors;

     o    unexpected costs or delays resulting from our expanded operations; or

     o    the occurrence of technical difficulties or unanticipated downtime.

Due to these and other factors, we believe that quarter-to-quarter comparisons of our operating results may not be meaningful, and investors should not rely on them as an indication of our future performance.


     Ability to attract and retain new users. Our ability to increase the number of our users and retain existing users is crucial to our success. At present we rely primarily on word-of-mouth and advertising to attract new users and count on our referral program and quality access to retain them. This word-of-mouth type of marketing is outside of our direct control and makes it difficult to predict future use levels. To date our advertising efforts have met with only limited success with only 50 users signed up for the service. We also have lost users due to technical changes made as we modified our services after its initial introduction. We presently have fewer than 10 users. Our initial bases was lost primarily due to moving from various service providers. We are now in a position to have to build our subscriber base.


     Attracting and retaining employees. We not only will need to retain key employees, but we also will need to attract and retain other employees in order to meet the challenge of growth. Finding employees with the requisite technical skills and experience has become increasingly difficult in the United States. Currently Mr. Moore, a full time employee, is our sole employee. We anticipate Mr. Moore can operate the business until we reach 5,000 users on our service, at which time we will need to hire additional employees for each 5,000 additional users. Salaries for employees with computer-related skills have gone up substantially in recent years, making increasingly more costly for employers to hire and retain such persons. Moreover, the failure of many so-called "dotcom" businesses and the weakening in the Nasdaq market particularly may have made some potential employees hesitant to accept work with start-up ventures such as ours.

     Technological risks. The applications that run our various servers and networks run on commercially available computers. These complex computers can be expected to fail periodically, leading to the possible interruption of service to our members. Although steps have been taken to provide redundancy, our computers and even our redundant systems may fail from time to time. The rapid pace of change in the Internet industry also presents certain risks. New hardware, software, and other technologies are introduced frequently and although we stay abreast of these developments, there is always a possibility that our mangers will either be too quick or too slow to adopt new technologies. If we move too quickly in adopting new methods or in using new equipment, we could experience technical problems that could impact our ability to compete. Conversely, if we move too slowly, we may be unable to match the quality of service and features offered by our competitors. Were this to occur, our business could also be adversely affected.

     Intellectual property rights. We have been and are in the process of developing valuable intellectual property as we refine our product offering and operations. The loss of our intellectual property could cause us serious or even irreparable harm.


     Reliance on third party. We rely upon Ready Technologies as our third party web site provider. Presently we pay approximately $10.00 per user per month for this service on a fee-for-use basis.


     Excessive demand. We may from time to time experience dramatic increases in our user base resulting in sign-ups and usage that exceed our telecommunications capacity and the capacity of our internal servers. As a result, users may be unable to register or log on to our service, may experience a general slow-down in their Internet access or may be disconnected from their sessions. Excessive user demand could also result in system failures of our internal server networks. Inaccessability, interruptions, or other limitations on the ability to access our service due to excessive user demand or any failure of our servers to handle user traffic would have a material adverse effect on our business, results of operations, and financial condition.

     Competition for advertising customers. Our business model allows us to achieve profitability without relying on advertising; however, at present we include a modest amount of advertising on our site and anticipate that we will continue to do so in the future. Attracting advertisers is not a simple matter. We will have to compete with more established ISPs and Internet companies in attempting to attract advertising, and we may also encounter competition from a number of other sources, including content aggregation companies, advertising sales networks, advertising agencies, and other companies which facilitate Internet advertising.


                                 USE OF PROCEEDS

The following table describes the intended use of proceeds of this Offering. Because it is difficult to predict how many Shares of this Offering may be sold given the fact that we are attempting to sell the Shares ourselves rather than using the services of an underwriter, the table presents information that assumes that one-fourth, one-half, three-fourths and all of the Shares are sold. It is also possible that we will sell less than one-fourth of the Shares covered by this Offering. If we sell less than approximately one-fourth of the Shares registered in this Offering none of the funds raised would be available to our Company; all would be used to pay the expenses of this Offering. Accordingly, anywhere between approximately $50,000 and $200,000 in gross proceeds would be allocated among the intended uses as follows:

                   Percentage of Shares Sold in This Offering

                                                      Amount($)
                                      25%        50 %        75 %        100 %
                                   ---------- ----------- ----------- ----------
Description:
Offering Expenses(1).............   $30,000     $30,000     $30,000     $30,000
Debt Repayment...................   $20,000     $30,000     $50,000     $80,000
Marketing and Sales..............      $-0-     $15,000     $20,000     $30,000
General and Administrative(2)....      $-0-     $10,000     $20,000     $20,000
Capital Equipment................      $-0-     $10,000     $15,000     $20,000
Working Capital .................      $-0-      $5,000     $15,000     $20,000
                                   ---------  ----------  ----------  ----------
Total............................   $50,000    $100,000    $150,000    $200,000
-------------

(1) The expenses of the Offering are estimated to be $50,000 and include filing fees, transfer agent fees and expenses, legal fees and expenses, and accounting fees and expenses. A total of $20,000 of the offering expenses have already been paid with borrowed funds which will be repaid as indicated in the Debt Repayment row. The balance of $30,000 of Offering Expenses to be paid is accounted for in the Offering Expenses row.

(2) Includes Mr. Moore's salary of $3,500 per month, rent, other fixed overhead expenses, and other costs associated with office space we anticipate leasing. All of these expenses are associated with the development and implementation of our proposed plan of operations.

Certain of our investors have loaned us funds that are being used as operating expenses and for the costs of this Offering. A portion of the proceeds of this Offering will be used to pay off these loans. Thus far, these loans amount to approximately $80,000. The loans are in the form of promissory notes bearing interest at a rate of 10% per annum. The loans mature beginning in January 2004. We are currently negotiating to extend the due date of these loans to January 2005. We anticipate executing amended loan agreements within the next few weeks.


If we are successful in raising only a minimal amount of money, the resulting lack of proceeds will make it unlikely that we will be able to fully implement our proposed plan of operations. The projected expenditures above are estimates and approximations only and may change due to changes in our business; however, as of the date hereof, they represent our best projection for how the funds raised by this Offering will be used. For example, we may determine that funds earmarked for one particular type of allocation may be more productively spent in another allocated use, based upon the experience of our management in evaluating our needs over the next 12 months. Proceeds not immediately used will be invested in bank certificates of deposit, insured bank deposit accounts, or similar investments.


                         DETERMINATION OF OFFERING PRICE

We arbitrarily determined the offering price and other terms of our common stock after generally considering the following:

     o the amount of proceeds required to initiate our business plan and marketing strategy;

     o    our lack of revenues;

     o    our management capability;

     o    our plans for future growth;

     o    the general condition of the securities markets; and

     o    the amount of retained equity to the present shareholders.

Prospective investors should not assume that the offering price of our common stock reflects the actual value of our common stock.


                                    DILUTION


The net tangible book value of our outstanding shares of common stock as of December 31, 2002, was approximately $(63,763) or $(.01) per share. "Net tangible book value" per share represents the total amount of our tangible assets, less the total amount of our liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 200,000 Shares offered at an initial public offering price of $1.00 per share less estimated costs of the Offering, our net tangible book value at December 31, 2000 would have been $86,237 or approximately $0.01 per share. This represents an immediate increase in net tangible book value of $0.02 per share to existing shareholders and an immediate dilution of over $0.99 per share of common stock to new investors. The following tables illustrate what dilution would have been, respectively, as of December 31, 2002, assuming we had sold 100% and 25% of the Shares offered hereby (no additional shares have been issued since December 31, 2002):

If the Offering is 100% sold:

     Initial public offering price per share.......................  $1.00
     Net tangible book value per share
         before the Offering....................................... ($0.01)
     Increase per share attributable to new investors
         purchasing this Offering..................................  $0.02
     Net tangible book value per share
         after this Offering.......................................  $0.01
     Dilution per share to new investors...........................  $0.99

If the Offering is 25% sold:

     Initial public offering price per share.......................  $1.00
     Net tangible book value per share
         before Offering........................................... ($0.01)
     Increase per share attributable to new investors
         purchasing this Offering..................................  $0.01
     Net tangible book value per share
         after this Offering.......................................  $0.00
     Dilution per share to new investors........................... ($1.00)


The following table sets forth the number of shares of common stock purchased, the total consideration paid and the average price per share paid, by our existing stockholders as of and any new investors purchasing the shares of common stock offered:

                               Shares Purchase    Total Consideration   Average
                          ----------------------- -------------------  Price Per
                            Number    Percent(1)   Amount    Percent    Share(2)
                          ---------- ------------ --------- --------- ----------
Existing shareholders...  6,520,000    97.20%      $25,570    11.34%   $0.004
New investors...........    200,000     2.98%     $200,000    88.66%    $1.00
Total...................  6,720,000   100.00%     $225,570   100.00%
-----------------

(1) If less than all of the offered Shares are sold, the new investors will receive a smaller aggregate percentage of ownership while the existing shareholders will retain a greater percentage ownership. The above discussion assumes that all 200,000 Shares that we are offering to the public at $1.00 will be sold.

(2) If less than $200,000 in gross proceeds is received from the Offering, dilution to new investors who invest in the common sock will be greater than described above. See the summary chart showing dilution if 25% of the Offering is sold.


                              Plan of Distribution

We are offering to sell from 1 to 200,000 Shares of our common stock at a purchase price of $1.00 per Share. The Shares are being offered by our officers and directors on a "direct participation" basis. This means that no underwriter will be involved to assist in our sales efforts. The only person authorized to offer or sell securities on our behalf under this Offering is Kurt A. Moore, our President and a director. The principal shareholders will supply names of prospective investors to Mr. Moore. None of these prospective investors shall have been offered shares of common stock prior to the date of this Prospectus. We do not intend to offer the Shares by means of general advertising or solicitation. We reserve the right to withdraw, cancel or reject any offer to purchase the Shares. There are no plans, proposals, arrangements, or understandings with any potential sales agent with respect to participating in the distribution of our securities. If at some point in the future, participation with sales agents develops, the registration statement will be amended to identify those persons.

In selling the common stock offered in this Offering, Mr. Moore will rely on the safe harbor in Rule 3a4-1 under the Securities Exchange Act of 1934 to sell our securities. Moore is not subject to any statutory disqualification under Section 3(a)(39) of the Securities Exchange Act of 1934, nor will he receive any sales commission, finder's fee, or other compensation (other than his normal salary) for our common stock that he sells. Mr. Moore is not an associated person of a broker or dealer as those terms are defined in Rule 3a4-1 nor has he been in the last twelve months. Mr. Moore meets the criteria set forth in Rule 3a4-1(a)(4)(ii). He performs substantial duties on our behalf other than in connection with transactions in securities and neither has or will participate in an offering of securities by any issuer more than once in any twelve-month period.

No Minimum Investment

There is no minimum investment that any investor must make in this Offering. Further, there is no minimum amount of stock that must be sold in order for this Offering to go forward. All funds received by us from the sale of our common stock offered by this Prospectus will be deposited immediately into our operating account and used as described above under "Use of Proceeds."

Termination of Offering

This Offering will terminate six months from the date of this Prospectus unless all Shares offered by this Prospectus are sold prior to that date.


                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS

Officers and Directors

Information concerning each of our executive officers and directors is set forth below:

         Name            Age       Position
         ----            ---       --------

     Kurt A. Moore       45        President, Secretary, Treasurer, Acting Chief
                                   Financial Officer, and Director
     Rodney Zundel       36        Director


Our directors are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Our officers are elected by the Board of Directors and hold office until their successors are elected and qualified.

Mr. Moore has served in the above-mentioned positions since being appointed on December 15, 2000 by written consent of High-Tech's shareholders. Mr. Zundel was appointed to the Board in October 2001.

We have no audit or compensation committee.

     Kurt A. Moore. Kurt A. Moore became the President and a Director of High-Tech at the time of the merger in December 2000 and spends 90% of his time with High-Tech. Before the merger, Mr. Moore served as the President and sole director of Nojata.com, Inc. from its inception. Mr. Moore served as the Vice President of Marketing for Ready Technologies from November 1999 to September 2001 where his primary responsibilities included opening new accounts and marketing support. From 1995 through 1998, Mr. Moore was employed with Renaissance Golf Products, Inc. (a then publicly-traded company) and served after September 1997 as the Executive Vice President of Renaissance where he was primarily responsible for managing all major accounts with companies such as Target Stores, Fred Meyer, and Gart Sports. He also managed a sales force of 25 representatives calling on specialty stores and golf pro-shops. Mr. Moore worked with Carbon Fiber Products ("CFP," now Cyntech Technologies, Inc. a publicly-traded company), as a sales manager from 1983 to 1993, and as the company's President from 1993 to 1995. His responsibilities included opening new business accounts with companies such as Ping, Spalding, Maxfli, and other major golf companies. He also served as a director for CFP from 1992 to 1995. Mr. Moore attended Weber State University from 1975 to 1979, where he was a marketing major.

     Rodney Zundel. Rod Zundel was appointed as a Director of the Company in October 2001. Mr. Zundel currently reports and anchors for the KSL-TV Sports Department. He is the recipient of the SPJ (Society of Professional Journalist) award for excellence in the journalistic field. Prior to joining KSL in 1995, Rod worked for two other stations as a sportscaster, KUTV, Channel 2 for a total of eight years, and KIFI, Channel 8 in Idaho Falls, Idaho for four years. In his years of covering sports, he has covered the NBA All-Star Game, the Utah Jazz, as well as major university sporting events. Rod attended Utah State University where he graduated with a Bachelor of Science in Public Relations.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                               OWNERS AND MANAGERS


The following table and notes set forth information concerning the beneficial ownership of the Company's shares as of June 30, 2002 for (i) each current Director and each nominee for Director (ii) each named executive officer of the Company as defined in 402(a)(2) of Regulation S-B of the Securities Act of 1933,
(iii) all persons known by the Company to beneficially own more than 5% of the Company's voting shares, and (iv) all officers and Directors of the Company as a group.

                                                                                    Amount and         Percentage
                                                                                     Nature of              of
Name                                  Title                                       Ownership(1)(2)        Class(3)
---------------------------------     ---------------------------------------     --------------       --------------
Kurt A. Moore(4)...............       President, Secretary/Treasurer,                 5,000,000           74.40%
                                      Acting Chief Financial Officer,
                                      and Director
Rodney Zundel                         Director                                              -0-             -0-
Kurt C. Allen(5)                      Beneficial Owner                                  550,000            8.43%
All Directors and Officers as a
Group.........................                                                        5,000,000           74.40%

---------------

(1) Unless otherwise noted, the Company believes that all shares are beneficially owned and that all persons named in the table or family members have sole voting and investment power with respect to all shares owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options.

(3) Assumes 6,520,000 shares outstanding plus, for each individual, any securities that such individual has the right to acquire upon exercise of presently exercisable stock options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(4)  Mr. Moore's address is 6090 South 2900 East, Ogden, Utah 84403.

(5)  Mr. Allen's address is 1015 East 126000 North, Cove, Utah 84320.


                            DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock.

Common Stock

As of the date of this Prospectus, there were 6,520,000 shares of common stock outstanding held by seven shareholders.

Holders of common stock are entitled to one vote per share in all matters to be voted on by the shareholders. Except for any priority in the payment of dividends, which may be granted to the holders of preferred stock, holders of common stock are entitled to receive on a per share basis any dividends that may be legally declared from time to time by our Board of Directors. If we were to liquidate, dissolve, or wind up our affairs, holders of common stock would be entitled to share ratably in all assets remaining after payment of our liabilities and the liquidation preference, if any, of any outstanding preferred stock. The rights, preferences, and privileges of common stock holders are subject to the rights of the holders of preferred stock even if the preferred stock is issued after your common stock.

Preferred Stock

The Board of Directors has the authority, without any further vote or action by the shareholders, to issue up to 10,000,000 shares of preferred stock from time to time on those terms that the Board of Directors may determine. Although it is not possible to state what effect, if any, issuance of preferred stock might have on the rights of common stockholders, the issuance of preferred stock may have one or more of the following effects:

o to restrict common stock dividends if preferred stock dividends have not been paid;

o to dilute the voting power and equity interest of holders of common stock to the extent that any preferred stock has voting rights or is convertible into common stock; and

o to prevent current holders of common stock from participating in our assets if we were to liquidate until the preferred stockholders have been paid.

The issuance of any shares of preferred stock having rights superior to those of common stock may result in a decrease of the value or market price of our common stock. The issuance of preferred stock could also be used by the Board of Directors as a device to prevent a change in our control. There are no shares of preferred stock presently outstanding and the Board of Directors does not presently intend to issue any shares of preferred stock.

No Preemptive Rights

Holders of common stock do not have any preemptive right to subscribe for or purchase any class of our securities nor do they have any redemption or conversion rights.

No Cumulative Voting

Common stock shareholders do not have the right to cumulate his or her votes in an election of directors or for any other matter or matters to be voted upon by our shareholders.

Certain Provisions of the Colorado Corporations Code

As a Colorado corporation, High-Tech is subject to the Colorado Corporations Code. Certain provisions of Colorado law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights. Among the rights granted under Colorado law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Colorado Revised Statutes ("CRS"), 7-113-102). This right is subject to exceptions, summarized below, and may arise in the event of a corporate action such as a merger, plan of exchange, or a sale, lease, or disposition of all or substantially all the assets of either High-Tech or Nojata.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange if the shares held by the shareholder are part of a class of shares which are:

     o    listed on a national securities exchange,

     o included in the national market system by the National Association of Securities Dealers, or

     o    held of record by not less than 2,000 holders.

These exceptions will not apply if the dissenting shareholder is to receive anything pursuant to the corporate action except:

     o shares of the corporation surviving the consummation of the plan of merger or share exchange,

     o shares of a company which at the effective date of the plan of merger or share exchange will fall in any of the three exceptions listed above,

     o    cash in lieu of fractional shares, or

     o any combination of the foregoing described shares or cash in lieu of shares.

Inspection rights. Under CRS Section 7-116-102, a shareholder is entitled to inspect and copy during regular business hours at our principal office certain company records. Any shareholder desiring to exercise this right must give us at least five business days' notice in writing in advance prior to inspecting and copying the records. The records that may be inspected and copied pursuant to this right are specified in CRS Section 7-116-101(5). These include the following records of High-Tech:

     o    Articles of Incorporation,

     o    Bylaws,

     o the minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three years,

     o all written communications to shareholders for the past three years to shareholders as a group or to the holders of any class or series of shares as a group,

     o a list of the names and business addresses of our current directors and officers,

     o a copy of our most recent periodic report submitted to the Colorado Secretary of State, and

     o financial statements prepared for periods ending during the last three years that a shareholder could request under CRS 7-116-107.

In addition to the rights specified above, certain shareholders may be entitled to inspect and copy additional records ("Additional Records") of High-Tech, including:

     o    a list of our shareholders,

     o    accounting records,

     o minutes from any meeting of the board of directors or from any action taken by the board of directors,

     o minutes of any meeting of shareholders or of actions taken by the shareholders without a meeting,

     o excerpts of records of any action taken by a committee of the board of directors while acting in place of the board of directors, and

     o waivers of notices of any meetings of shareholders, the board of directors, or any committee thereof.

Only a shareholder who have been shareholders for at least three months immediately preceding the demand to inspect or copy records, or who hold at least five percent of the outstanding shares of any class of our stock are eligible to copy the Additional Records. Any request to inspect and copy Additional Records must be made in good faith, for a purpose reasonably related to the requesting shareholder's interest as a shareholder.

Amendments to Bylaws. Our Board of Directors has authority under CRS 7-110-201 to amend our bylaws unless this power is reserved to our shareholders pursuant to certain enumerated portions of the Colorado Corporations Code. In exercising this discretion, our Board of Directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the Board would not have the right to do so in a way that would violate law or any applicable provisions in our Articles of Incorporation.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Amended Articles of Incorporation contain a provision permitted under Colorado law concerning the liability of directors. This provision requires us to indemnify, the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of our company against any claim, liability or expense arising against or incurred by such person because of his or her service to our company.

This provision does not limit or eliminate our rights or the rights of any shareholder to seek non-monetary relief, like an injunction or rescission, if there is a breach of a director's fiduciary duty. This provision will not change a director's liability under federal securities laws.

Insofar as indemnification for liabilities arising under the Securities Act is permitted to our directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                       ORGANIZATION WITHIN LAST FIVE YEARS

High-Tech was formed on December 3, 1997. Following our inception we had no business activity until we merged with Nojata on December 15, 2000. Pursuant to the terms of this merger agreement the shareholders of Nojata became shareholders of High-Tech and Nojata became a wholly-owned subsidiary of High-Tech. At present, Nojata is our sole subsidiary and all of our business is conducted through that entity.


                  DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

Introduction


High-Tech is a development stage company with no material revenues. Our goal has been and is to build an Internet Service Provider (ISP) business with minimal start-up costs. An important advantage we initially had in pursuing this objective was our relationship with Ready Technologies ("Ready"), a business that specializes in Internet-related services. Ready allowed us the use of office and for our servers at no charge. At this time, we can continue to operate without funding, but we cannot pursue our business plan until capital is raised.

Our relationship with Ready was important during our initial start-up in other ways as well. Ready developed our website and portal for us for fees of approximately $24,000. This amount represents our total investment to date in research and development. We have also expended approximately $15,000 to acquire the servers, drives, and backup systems we need in order to put our service into operation. In expending these two sums we acquired the equipment, programming, and technology we need in order commence operations as an ISP. We also paid Ready approximately $1,500 for providing billing services during 2001. These services were moved to IKANO during 2002 and back to Ready during 2003.

Our mission is to provide quality internet access at reasonable rates and to offer our users ("Members") a way earn money by referring new Members. At present, we offer three types of service. Our Plan offers unlimited Internet
V.90 56K Internet access, up to five e-mail accounts, 10MB storage, and use of our calendaring software, plus the opportunity to earn commissions for referring new members. We currently pay our users $4.00 per month for every user who subscribes to our service. We pay these amounts monthly, for the life of the new user account. We currently have less than 10 Members signed up under our Plan.

During 2004, High-Tech plans to use any cash it is able to raise to fund operations. With our Service in place and the majority of costs now being variable with the subscriber base, we intend to market the service in the most cost efficient manner possible. To start, our marketing efforts will be to pursue joint efforts with potential marketing partners.


Dialup Access


Presently we offer only local dialup access for Members; otherwise, they will not use our service if they have the additional cost of long distance calling to connect to the Internet. Member access our service at www.nojata.com. High-Tech through Nojata owns both the www.nojata.com and www.nojata.net domain names.


Marketing Strategy

We believe that our referral fee program offers a unique way for schools groups, clubs, and charities to raise funds. Such organizations often sponsor fund-raising activities and sometimes have a difficult time identifying money-making opportunities that set them apart from other groups. Our Plan may offer the members of such groups a unique idea for fund-raising. Many of the items or services (e.g., candy, food items, small gifts, and services, such as car washes) that are sold in such fund-raisers are quickly used or consumed and offer little chance to generate an on-going revenue stream for the sponsoring organization. In contrast, Internet services are used on a continuing basis by an increasing number of American households.

In order to promote interest in our ISP, we provide Members with referral cards bearing the Nojata.com name and logo. There is a box on these cards for a "referral code" that is linked in our accounting system to the particular Member or an organization designated by the Member. When new Members subscribe for our service using our online registration system they fill in a line for the referral code, ensuring proper credit of referral fees for the appropriate Member or organization.

Industry Overview and Competition

The Internet industry in which we operate is a dynamic environment that has been characterized by high-growth during the last several years, both in use and in the number of ISPs entering the market. Several well-known companies have already established themselves as major players and are likely to retain substantial market share for the foreseeable future. Besides the larger ISPs, there are many smaller ISPs competing for users. The total number of ISPs in the U.S. is possibly in the thousands; one website that serves as a searchable database of ISPs shows over 9,600 listings (http://thelist.internet.com).

Among ISPs, the largest are those that provide Internet access for a fee, rather than at no charge. The best example of this is America Online ("AOL"), by far the largest player in this market at present, with 23 million users. AOL has succeeded, in part, by offering more than just Internet access. AOL boasts a whole series of services, links, and content of interest to a wide range of users, available with several possible pricing plans (unlimited access, billed monthly is $21.95).

Earthlink runs a distant second, with 4.7 million users. This ISP offers a variety of plans targeted to individuals, families, and businesses, with basic 56K unlimited access starting at $19.95 per month.

Other ISPs take advantage of name-recognition in related industries to attract customers, ATT Worldnet Service being an example of this. This service offers plans ranging in price from $16.95 for 150 hours a month of access, with unlimited access costing $21.95 per month.

Another major ISP is Juno, which originally offered free e-mail, then free Internet access supported by advertising revenue. Juno still offers this free service and free e-mail, but also now offers Premium Access at prices ranging from $9.95 to $19.95 a month. Juno reported having 4.1 million active users as of March 31, 2000, with 88% of those having full web access.

While there are a number of major ISPs that we will have to compete with in order to attract and retain users, these ISPs utilize very different business models. Some established ISPs offer quality access while requiring their users to view no or little advertising. Our Plan will be in direct competition with these ISPs. Likewise, we will be competing with ISPs that offer free Internet access and rely in part or in whole on advertising to bring in revenue. Companies such as Juno, NetZero, and dotNOW have established market.

We also anticipate competition from ISPs that pay their users. Some may offer referral commissions, as we plan to. America Online has recently begun to offer a $25.00 referral fee to any user who refers a new subscriber. Companies such as Cashfiesta, Spedia, and Ignifudge pay their users, usually to view advertising (or, in the case of Ignifudge, if you make them your start page). At least one such company has ceased service already. Alladvantage looked for a time like it would become an industry leader in "pay-for-surf" access.

Billing and Cancellation Policies

Our cancellation policy provides that we or the user may cancel a given user's account at any time for any reason or for no reason. Users that wish to cancel must either notify the Company through (i) our secure online Member's Account Administration, (ii) by phone at (801) 593-5363, (iii) or by fax to (801) 593-0515. The Company will automatically terminate a user's account if such user is 15 days or more late in any payment due the Company.

Company policy posted on our website also provides that we reserve the right to change the amount of any fee or charge, or any part thereof, and to institute new fees or charges, effective upon either posting of the modified amount or notifying the Member through e-mail. The first monthly fee is due at the time that a new user registers with us.

Intellectual Property and Government Regulation

The ISP market is highly competitive and potentially highly regulated; although, at the current time, no particular licenses are required to operate an ISP. In order to compete, we have conceived a referral fee program that we believe will attract a core number of customers. Beyond our referral fee program, we have little to set us apart from the competition. Our site does not offer any patented technology or other proprietary property beyond our domain name.


We also have not taken any action to protect the names of "High-Tech" or "Nojata" by registering the names with the U.S. government. At this point we are relying solely upon our use of the names in commerce to protect our interests in them and not upon any federal or state filings; as a result, we could lose our right to use the names at any time.

                             DESCRIPTION OF PROPERTY

We currently own no property and operate out of an office located at 6090 South 2900 East, Ogden, Utah 84403, telephone (801) 808-1515.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


On June 30, 2000, our shareholders approved the acquisition of Nojata. As part of the acquisition agreement, shareholders approved the exchange of 1,100,000 shares of Nojata common stock for 5,550,000 shares of common stock in High-Tech. As a result, Nojata became a wholly-owned subsidiary of High-Tech.



            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

No Public Market

Before the Offering, there has been no established trading market for our common stock, and even if a public market were to be created or maintained, brokers or dealers who make a market in or otherwise trade in our common stock would be subject to requirements when trading our stock that are not imposed upon the trading of stock with a higher market value. This is because our stock would be considered to be a "penny stock." For example, Rule 15g-9 under the Securities Exchange Act of 1934 imposes additional sales practice requirements upon broker-dealers who sell "penny stocks" to persons other than established customers and institutional accredited investors. For transactions under this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale.

The term "penny stock" is defined in Rule 3a51-1 of the Securities and Exchange Commission. "Penny stocks" are securities:

     o    with a price of less than five dollars per share;

     o    that are not traded on a "recognized" national exchange;

     o whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq-listed stocks must still meet the first requirement above); or

     o of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years.

Section 15(g) of the 1934 Act, and Rule 15g-2 of the Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Rule 15g-9 of the Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to:

     o obtain from the investor information concerning his or her financial situation, investment experience, and investment objectives;

     o reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;

     o provide the investor with a written statement setting forth the basis on which the broker-dealer made his or her determination; and

     o receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience, and investment objectives.

Compliance with these requirements may make it more difficult for purchasers of our common stock to resell their shares to third parties or to otherwise dispose of them.

In addition, the National Association of Securities Dealers, Inc. ("NASD") has adopted a series of changes pertaining to the OTC Bulletin Board and the OTC market. Generally stated, these changes:

     o allow only those companies that report their current financial information to the SEC, banking, or insurance regulators to be quoted on the OTC Bulletin Board;

     o require brokers, before they recommend a transaction involving an OTC security, to review current financial statements on the company they are recommending; and

     o prior to the initial purchase of an OTC security, require that every investor receive a standard disclosure statement (prepared by the NASD) emphasizing the differences between OTC securities and other market-listed securities.

The NASD has also adopted a rule which grants authority for the NASD to halt trading of securities on the OTC Bulletin Board under circumstances where the NASD believed the investment public could be harmed. We cannot predict the likelihood of these proposed changes being approved by the SEC in their current form or the adoption of any additional changes by the NASD.

In addition, in order to create a market in our common stock that would trade on the OTC Bulletin Board, we would need to recruit a NASD member broker-dealer to act as a market maker. Although we have identified some potential market makers, we have not entered into any negotiations or arrangements with any broker-dealer to act as a market maker. Even if such a public market were to develop, the vagaries of the stock market might subject our stock to significant price and volume fluctuations that may or may not be related to our operating performance. Such a market maker cannot accept any consideration from us for initiating quotations in our stock.

We have not applied for a trading symbol under which our stock would trade. It is anticipated that we would apply for a trading symbol once we have identified a market maker that would agree to make a market in our stock.

In General

Once the Offering is complete, we will have a total of at least 6,570,000 shares of common stock outstanding, and may have as many as 6,720,000, depending on how many Shares we sell under this Offering. Of these shares of common stock, all shares from the Offering will be freely tradable without restriction or further registration under the Securities Act.

Sales of Restricted Shares


     In general. The remaining 6,520,000 shares of common stock outstanding before the Offering are "restricted securities" as defined in Rule 144 of the Securities Act of 1933. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under the Securities Act. Subject to the volume limitations described below, all these are eligible for sale under Rule 144 as of December 31, 2002.


Who can Sell

     In general. Under Rule 144, in general, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for at least one year can sell, within any three-month period a number of shares of common stock that does not exceed the greater of:

     (a) 1% of the then outstanding shares of common stock (between 67,200 and 65,200 shares immediately after the Offering); or

     (b) the average weekly trading volume in our common stock during the four calendar weeks before notice of the Rule 144 sale is filed, subject to a few restrictions described in Rule 144.

     No volume limits. In addition, any person who has not been our affiliate at anytime during the 90 days before a sale and who has beneficially owned the shares he or she desires to sell for at least two years may sell those shares under Rule 144(k) and not be concerned with the volume limits described above.

     Effect of sales of Shares. Before the Offering, there has been no public market for our common stock. No precise prediction can be made as to whether a market will be created or sustained after the Offering; therefore, we cannot predict what precise effect sales of restricted stock may have on the market price of our common stock. Nevertheless, sale of substantial amounts of common stock in the public market could adversely affect market prices. Sales of restricted stock could also impair our future ability to raise capital through the sale of our equity securities.


     Affiliates. Please note that if any shares were acquired by promoters and/or affiliates in High-Tech as a blank check company before it had any opertions, Rule 144 would not be available for resale transactions for these securities.


Dividend Policy

We currently plan to retain any earnings and use them to finance the growth and development of our business. We also intend to use earnings for working capital and general corporate purposes. We do not anticipate paying cash dividends on the common stock for at least the next three years. Any payment of dividends will be at the discretion of the board of directors and will depend upon the following factors:

     o    earnings,

     o    financial condition,

     o    capital requirements,

     o    level of indebtedness,

     o contractual provisions that might restrict the payment of dividends, and

     o    factors that we cannot currently predict.

Persons who desire or need dividend income should not invest in the Shares.

Transfer Agent and Registrar

Before the effective date of this Offering, we intend to engage Interwest Transfer Company, Inc. of Salt Lake City, Utah, as the transfer agent and registrar of our common stock.


                             EXECUTIVE COMPENSATION


The following table provides certain summary information concerning compensation paid to executive officers since inception. There were no stock appreciation rights outstanding during the fiscal year ending December 31, 2002, nor are there any rights outstanding as of the date of this Prospectus.


                                                         Long-term Compensation
                                                         -----------------------
                             Fiscal                           Other Annual
     Name and Position        Year   Salary($)  Bonus($)    Compensation($)
     ---------------------   ------- --------- --------- -----------------------

     Kurt A. Moore,
     President............    2001    $36,000       0              0

                              2002      $0          0              0
                              2003      $0          0              0

Mr. Moore is the only person working for the Company at the present time. If Mr. Moore were to no longer provide services to the Company, we could likely discontinue operations.



                                     EXPERTS


The balance sheet of the Company as of December 31, 2002 and the statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2002 and 2001 and from December 3, 1997 (inception) through 2002 have been included herein in reliance upon the report of Mantlya & McReynolds, Independent Certified Public Accountants, given as the authority of that firm as experts in accounting and auditing.


We are being advised on the legality of issuing our common stock offered by this Prospectus by Gibson, Haglund & Paulsen, Sandy, Utah.

                             ADDITIONAL INFORMATION

We have filed our Form SB-2 Registration Statement with the SEC. This Prospectus does not contain all of the information set forth in the registration statement. You will find additional information about us and our common stock in the registration statement and in the exhibits attached thereto. The registration statement, including its exhibits, may be inspected without charge at the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from that office, if you pay the applicable fees. The registration statement is available on the SEC's website at www.sec.gov.

We have to comply with the information requirements of the Securities Exchange Act of 1934, and will file reports, proxy statements, and other information with the SEC. These materials can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. Some information about us is also available on the SEC's website at www.sec.gov.

We intend to furnish our shareholders, after the close of each calendar year, with an annual report that describes our business and contains audited financial statements that have been examined and reported upon by an independent certified public accountant. In addition, we may from time to time furnish our shareholders with other reports that we believe will help keep them informed about our business.


                              FINANCIAL INFORMATION


The Company financial statements for the year ended as of December 31, 2002, and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 2002 and 2001 and from December 3, 1997 (inception) through 2002 are included below. Also included are the interim unaudited financial statements for the period ended September 30, 2003.


                           High-Tech Industries, Inc.
                          [A Development Stage Company]


                                TABLE OF CONTENTS



                                                                            Page

         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . F-1

         Consolidated Balance Sheet - December 31, 2002 . . . . . . . . . . F-2

         Consolidated Statements of Operations for the years
         ended December 31, 2002 and 2001 and for the period from
         inception [December 3, 1997] through December 31, 2002 . . . . . . F-3

         Consolidated Statements of Stockholders' Equity/(Deficit)
         for the period from inception [December 3, 1997] through
         December 31, 2002 . . . . . . . . . . . . . . . . . . . . . . . . .F-4

         Consolidated Statements of Cash Flows for the years
         ended December 31, 2002 and 2001 and for the period from
         inception [December 3, 1997] through December 31, 2002 . . . . . . F-5

         Notes to Consolidated Financial Statements . . . . . . . . . . F-6-F-10

         Interim unaudited financial statements for the period
         ended September 30, 2003. . . . . . . . . . . . . . . . . . . F-11-F-17

                          Independent Auditors' Report


The Board of Directors and Shareholders
High-Tech Industries, Inc.[a development stage company]


We have audited the accompanying consolidated balance sheet of High-Tech Industries, Inc.,[a development stage company] including the accounts of its subsidiary, as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity/(deficit), and cash flows for the years ended December 31, 2002 and 2001, and for the period from inception [December 3, 1997] through December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of High-Tech Industries, Inc. as of December 31, 2002, and the results of operations and cash flows for the years ended December 31, 2002 and 2001, and from the period from inception through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has accumulated losses since inception and is just beginning its planned principal operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                              MANTYLA MCREYNOLDS
Salt Lake City, Utah
May 20, 2003

                                   High-Tech Industries, Inc.
                                  [A Development Stage Company]
                                   Consolidated Balance Sheet
                                        December 31, 2002

                                             ASSETS
       Current Assets:
            Cash                                                                       $           734
                                                                                       ---------------
                 Total Current Assets                                                              734

       Property & Equipment, net - Note 5                                                            0

       TOTAL ASSETS                                                                    $           734
                                                                                       ===============

         LIABILITIES AND STOCKHOLDERS' DEFICIT
       Current Liabilities:
                 Accounts payable                                                      $           512
                 Interest payable                                                               13,277
                 Shareholder loans - Note 7                                                     11,800
                 Related party loans - Note 7                                                   80,000
                                                                                       ---------------
                               Total Current Liabilities                                       105,589
                                                                                       ---------------
                                           Total Liabilities                                   105,589
       Stockholders' Deficit - Note 4
            Preferred Stock, $.001 par value; authorized
              10,000,000 shares; issued and outstanding, none                                        0
            Common stock, $.001 par value;
              authorized 50,000,000 shares; issued
              and outstanding 6,520,000                                                          6,520
            Additional paid-in capital                                                          20,201
            Deficit accumulated during development stage                                      (133,576)
                                                                                       ---------------
                                   Total Stockholders' Deficit                                (104,855)
                                                                                       ---------------
       TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                     $           734
                                                                                       ===============


                         See accompanying notes to financial statements

                                                F-2

                                             High-Tech Industries, Inc.
                                            [A Development Stage Company]
                                      Consolidated Statements of Operations For
                         the years ended December 31, 2002 and 2001 and for the period from inception [December 3, 1997] through December 31, 2002

                                                                                                   Period from
                                                                                                inception through
Revenues:                                                 2002                 2001                  2002
                                                     -------------        --------------        --------------
 Fees                                                $       3,650        $        5,415        $        9,065

General and administrative expenses                         30,895                89,913               121,958
                                                     -------------        --------------        --------------
       Net Loss from Operations                            (27,245)              (84,498)             (112,893)
Other Income/(Expense)
       Interest income                                          15                   206                   221
       Loss on sale                                         (4,414)                    0                (4,414)
       Interest expense                                     (9,349)               (4,941)              (14,290)
                                                     -------------        --------------        --------------
Net Loss Before Taxes                                      (40,993)              (89,233)             (131,376)
       Income/franchise taxes                                  100                   100                   200
                                                     -------------        --------------        --------------
Net Loss                                             $     (41,093)       $      (89,333)       $     (131,576)
                                                     =============        ==============        ==============


Loss Per Share                                       $       (0.01)       $        (0.01)       $        (0.04)
                                                     =============        ==============        ==============

Weighted Average Shares Outstanding                      6,520,000             6,520,000             3,203,172
                                                     =============        ==============        ==============


                              See accompanying notes to consolidated financial statements.

                                                         F-3

                                           High-Tech Industries, Inc.
                                          [A Development Stage Company]
                                    Consolidated Statements of Stockholders'
                           Equity/(Deficit) For the period from inception [December 3,
                                         1997] through December 31, 2002


                                                                            Addit'l          Accum-             Total
                                             Shares          Common         Paid-in         ulated          Stockholders'
                                             Issued          Stock          Capital         Deficit             Equity
                                           ---------       ---------      ----------     -----------         -----------
Balance December 3, 1997                           0       $       0      $        0     $         0         $         0

Issued stock to founders at
 inception, at par                           970,000             970                                                 970

Net loss for year ended
 December 31, 1997                                                                                 0                   0
                                           ---------       ---------      ----------     -----------         -----------

Balance at December 31, 1997                 970,000             970               0               0                 970
                                           ---------       ---------      ----------     -----------         -----------

Net loss for year ended
 December 31, 1998                                                                              (619)               (619)
                                           ---------       ---------      ----------     -----------         -----------

Balance at December 31, 1998                 970,000             970               0            (619)                351
                                           ---------       ---------      ----------     -----------         -----------

Net loss for year ended
 December 31, 1999                                                                               (72)                (72)
                                           ---------       ---------      ----------     -----------         -----------

Balance at December 31, 1999                 970,000             970               0            (691)                279
                                           ---------       ---------      ----------     -----------         -----------

Issued shares to acquire stock of
Nojata, Inc., $.00464 per share,
12/15/2000                                 5,550,000           5,550          20,201                              25,751

Net loss for year ended
 December 31, 2000                                                                              (460)               (460)
                                           ---------       ---------      ----------     -----------         -----------

Balance at December 31, 2000               6,520,000           6,520          20,201          (1,151)             25,570
                                           ---------       ---------      ----------     -----------         -----------

Net loss for year ended
 December 31, 2001                                                                           (89,333)            (89,333)
                                           ---------       ---------      ----------     -----------         -----------

Balance, December 31, 2001                 6,520,000           6,520          20,201         (90,483)            (63,762)
                                           ---------       ---------      ----------     -----------         -----------

Net loss for year ended
 December 31, 2002                                                                           (41,093)           (41,093)
                                           ---------       ---------      ----------     -----------         -----------

Balance, December 31, 2002                 6,520,000       $   6,520      $   20,201     $  (131,576)        $  (104,855)
                                           =========       =========      ==========     ===========         ===========


                              See accompanying notes to consolidated financial statements.

                                                        F-4

                                             High-Tech Industries, Inc.
                                            [A Development Stage Company]
                                        Consolidated Statements of Cash Flows
                                   For the years ended December 31, 2002 and 2001,
                                     and for the period from inception [December
                                         3, 1997] through December 31, 2002

                                                                                                       Period from
                                                                                                        inception
                                                                        2002             2001         through 2001
                                                                    ------------     -----------      -------------
Cash Flows Provided by/(Used for) Operating Activities
  Net Loss                                                          $    (41,093)    $   (89,333)     $    (131,576)
Adjustments to reconcile net income to net cash provided
 by operating activities:
    Depreciation and amortization                                          1,524           3,048              4,826
    Loss on sale of fixed assets                                           4,414               0              4,414
    Increase/(Decrease) in current liabilities                             3,389          10,401             13,789
                                                                    ------------     -----------      -------------
Net Cash Provided by/(used for) Operating Activities                     (31,766)        (75,884)          (108,547)
Cash Flows Provided by/(Used for) Investing Activities
  Decrease in fixed assets                                                 6,000               0              6,000
                                                                    ------------     -----------      -------------
Net Cash Used for Investing Activities                                     6,000               0              6,000
Cash Flows Provided by/(Used for) Financing Activities
     Stock issued to founders for cash                                         0               0                970
     Proceeds from borrowing                                              40,000          67,800            107,800
     Principal payments on debt                                          (16,000)              0            (16,000)
     Cash acquired with subsidiary                                             0               0             10,511
                                                                    ------------     -----------      -------------
Net Cash Provided by Financing Activities                                 24,000          67,800            103,281
                                                                    ------------     -----------      -------------
Net Increase/(Decrease) in Cash                                           (1,766)         (8,084)               734
Beginning Cash Balance                                                     2,500          10,584                  0
                                                                    ------------     -----------      -------------
Ending Cash Balance                                                 $        734     $     2,500      $         734
                                                                    ============     ===========      =============

Supplemental Disclosures

  Interest paid                                                     $      1,012     $         0      $       1,012

  Income taxes paid                                                            0               0                  0

  Stock issued for assets                                                      0               0             15,240


                           See accompanying notes to consolidated financial statements.

                                                       F-5

                           High-Tech Industries, Inc.
                          [A Development Stage Company]
                   Notes to Consolidated Financial Statements
                                December 31, 2002



Note 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a) Organization

         High-Tech Industries, Inc., ("Company") organized under the laws of the State of Colorado in December 1997. On December 15, 2000, the Company acquired all the outstanding stock of Nojata, Inc., ("Nojata") a Nevada corporation, which is developing as an Internet services provider. The transaction was accounted for on a purchase basis. Nojata provides its subscribers or "members" with various services as well as an opportunity to earn money through referrals. Principal operating activities are now commencing and the Company is considered to be in the development stage.

         The consolidated financial statements of the Company include the accounts of Nojata, a wholly- owned subsidiary. All significant intercompany transactions have been eliminated upon consolidation.

         The financial statements of the Company have been prepared in accordance with U. S. generally accepted accounting principles. The following summarizes the more significant of such policies:

         (b) Income Taxes

         The Company applies the provisions of Statement of Financial Accounting Standards No. 109 [the Statement], "Accounting for Income Taxes." The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

         (c) Net Loss Per Common Share

         In accordance with Financial Accounting Standards No. 128, "Earnings Per Share," basic loss per common share is computed using the weighted average number of common shares outstanding.

         (d) Statement of Cash Flows

         For purposes of the statements of cash flows, the Company considers cash on deposit in banks or on hand to be cash. The Company has $734 cash at December 31, 2002.

                           High-Tech Industries, Inc.
                          [A Development Stage Company]
                    Notes to Financial Statements [continued]
                                December 31, 2002


Note 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [continued]

         (e) Use of Estimates in Preparation of Financial Statements

         The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (f) Property and Equipment

         Property and equipment are stated at cost. Depreciation is provided using the straight-line basis over the useful lives of the related assets. Expenditures for maintenance and repairs are charged to expense as incurred. The Company disposed of its property during 2002.

         (g) Principles of Consolidation

         The accompanying consolidated balance sheet includes the accounts of Nojata, Inc. Nojata is a startup company which was organized in March of 2000. The statements of operations include the results of operations of the combined entity for all periods presented. All significant intercompany balances and transactions are eliminated.

         (h) Revenue Recognition

         The Company recognizes revenues in accordance with the Securities and Exchange Commission, Staff Accounting Bulletin (SAB) number 101, "Revenue Recognition in Financial Statements." SAB 101 clarifies application of U. S. generally accepted accounting principles to revenue transactions. Revenue is recognized as earned; as products are delivered or services are provided to the customer. Customer fees are recognized and accrued each month as earned. Generally, customer credit card accounts are billed for monthly fees. If customer payments are late by 15 days or more, the customer account is cancelled. Advertising revenues are recognized over the contract period as earned.

         (i) Referral Fees

         As incentive for customer referrals, the Company offers a $4.00 payment for each month of paid service for the life of the referred account. The referring customer may elect to receive the money as a cash payment or as a reduction in his/her monthly fee. In order to match expenses with the related revenues, the Company accrues referral payments in the period of service, similar to a sales commission. As of December 31, 2001, commissions are generally netted against the customers' monthly fee, thus no year end accrual has been required.

                           High-Tech Industries, Inc.
                          [A Development Stage Company]
                    Notes to Financial Statements [continued]
                                December 31, 2002


Note 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [continued]

         (j) Impairment of Long-Lived Assets

         The Company reviews long-lived assets, at least annually, to determine if impairment has occurred and whether the economic benefit of the asset (fair value for assets to be used and fair value less disposal costs for assets to be disposed of) is expected to be less than the carrying value. Triggering events, which signal further analysis, consist of a significant decrease in the asset's market value, a substantial change in the use of an asset, a significant physical change in the asset, a significant change in the legal or business climate that could affect the asset, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct the asset, or a history of losses that imply continued losses associated with assets used to generate revenue. The Company did not make any such adjustments for the years ended December 31, 2002 and 2001.


Note 2 - LIQUIDITY

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has accumulated losses through December 31, 2002, amounting to $131,576, has a working capital deficiency and is still developing its planned principal operations. These factors indicate that the Company may not be able to continue as a going concern without additional sources of funding or development of significant operating revenue.

         Financing for the Company's operations and initial acquisitions to date has been through cash contributed by the founders for common stock or through related party borrowing. The Company's ability to achieve a level of profitable operations and/or additional financing may impact the Company's ability to continue as presently organized. Resolution of these issues is dependent on the success of management's plans, which include raising funds through the sale of its equity securities in private placement or a public offering. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                           High-Tech Industries, Inc.
                          [A Development Stage Company]
                    Notes to Financial Statements [continued]
                                December 31, 2002


Note 3 - INCOME TAXES

         No provision has been made in the financial statements for income taxes because the Company has accumulated losses since inception. The tax effects of temporary differences that give rise to significant portions of the deferred tax asset at December 31, 2002 have no impact on the financial position of the Company. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. Because of the lack of taxable earnings history, the Company has established a valuation allowance for all future deductible temporary differences.

          Deferred tax assets                        Balance       Tax     Rate
          ----------------------------------------------------------------------

          Federal loss carryforward(expires 2022)   $131,576     $27,631    21%

          State loss carryforward(expires 2017)      131,776       6,589    5%

             Valuation allowance                                 (34,220)
                                                              -----------

                  Deferred tax asset                                  $0
                                                              ============

         The valuation allowance has increased $10,872 from $23,348 in the prior year. There are currently no other temporary differences which would impact deferred tax assets or liabilities.

Note 4 - CAPITAL STOCK

         In December 1997, the Company issued 970,000 shares of common stock to two entities in blocks of 485,000 shares. The shares were issued at par ($.001) for cash of $970 as part of the initial organization.

         On December 15, 2000, the Company issued 5,550,000 shares of common stock for all of the outstanding shares (1,110,000 common) of Nojata, Inc. at approximately $.00464 per share.

Note 5 - PROPERTY AND EQUIPMENT

         Depreciation expense was $1,524 in 2002, and $3,048 in 2001. The Company sold it's fixed assets in June of 2002. The assets were purchased through a stock issuance for $15,240, and were all sold for $6,000. The assets had $4,826 of accumulated depreciation and were sold at a loss of $4,414.

Note 6 - CONTRACTS

         On December 11, 2000, Nojata executed an open ended agreement to have a third party company ("Consultant") assist in creating a Portal site, Internet Service Provider, and site management. In exchange for reduced rates for services, Nojata agreed to pay the Consultant a $4 per user charge for project management, accounting, and technical support. The Consultant also provided certain support and facilities to Nojata at no charge. In approximately September of 2001, the Company discontinued its relationship with this Consultant.

                           High-Tech Industries, Inc.
                          [A Development Stage Company]
                    Notes to Financial Statements [continued]
                                December 31, 2002


Note 6 - CONTRACTS [continued]

         On February 8, 2001, Nojata entered into a telecommunications contract for Dial-up Internet Services, from an outside provider. The agreement allowed for an initial credit limit of up to $40,000 for the services. This contract has since been cancelled and the Company now uses a local provider with no formal contract in place. The Company believes that it could likely find suitable replacement providers if necessary.


Note 7 - RELATED PARTY TRANSACTIONS/SUBSEQUENT EVENTS

         On January 11, 2001, High-Tech borrowed $40,000 from a related party, which shares common investors. The note bears interest at 10% per annum. The proceeds from the loan were used for operating expenses of both the parent and subsidiary. The entire principal and interest were originally due on January 11, 2002. The maturity date has since been extended to January 11, 2004, with all other terms and conditions remaining the same.

         In May and in June 2001, the Company borrowed $3,500 and $12,500, respectively, from an investor. This obligation bears interest at 10% and is payable on demand. The principal and interest were paid in January of 2002.

         On November 29, 2001, the brother of a Company director loaned $10,000 to the Company to help pay operating expenses. The loan is unsecured and is payable on demand. It bears interest of 1.5% per month.

         The Company's president advanced $1,800 to the Company on November 14, 2001 for payment of expenses. This unsecured loan is non-interest bearing and payable on demand.

         On January 22, 2002, the Company borrowed $40,000 from a related investment company, the proceeds from which were used to pay debts and fund current operations. This loan bears interest at 10% per annum. The entire unpaid principal amount was due on January 21, 2003 but has been extend an additional year with all other terms and conditions remaining the same.

                           High-Tech Industries, Inc.
                          [A Development Stage Company]

                   Condensed Consolidated Financial Statements

                               September 30, 2003

                                            High-Tech Industries, Inc.
                                           [A Development Stage Company]
                                       Condensed Consolidated Balance Sheet
                                          September 30, 2003 (Unaudited)


                                                      ASSETS
       Current Assets:
            Cash                                                                       $           434
                                                                                       ---------------
                 Total Current Assets                                                              434

       Property & Equipment, net - Note 5                                                            0

       TOTAL ASSETS                                                                    $           434
                                                                                       ===============

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

                                                      UPDATE
       Current Liabilities:
                 Accounts payable                                                      $         1,045
                 Interest payable                                                               12,475
                 Shareholder loans - Note 7                                                     11,800
                 Related party loans - Note 7                                                   80,000
                                                                                       ---------------
                               Total Current Liabilities                                       105,320
                                                                                       ---------------
                                           Total Liabilities                                   105,320
       Stockholders' Deficit - Note 4
            Preferred Stock, $.001 par value; authorized
              10,000,000 shares; issued and outstanding, none                                        0
            Common stock, $.001 par value;
              authorized 50,000,000 shares; issued
              and outstanding 6,520,000                                                          6,520
            Additional paid-in capital                                                          20,201
            Deficit accumulated during development stage                                      (131,607)
                                                                                       ---------------
                                   Total Stockholders' Deficit                                (104,886)
                                                                                       ---------------
       TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                     $           434
                                                                                       ===============


                                              See accompanying notes

                                                      F-12

                                   High-Tech Industries, Inc.
                                  [A Development Stage Company]
                         Condensed Consolidated Statements of Operations
                                           (Unaudited)




                                              For the Three              For the Nine
                                              Months Ended               Months Ended
                                           September 30, 2003         September 30, 2002
                                           ------------------         ------------------
     Revenues                               $            967            $           665

     General and administrative expense                  300                      3,040
                                            ----------------            ---------------
     Operating Income (loss)                             667                    (2,073)

     Interest income                                       0                          1

     Interest expense                                   (698)                    (1,396)
                                            ----------------            ---------------

     Net Loss                               $            (31)           $        (3,468)
                                            ================            ===============

     Net Loss per Share                     $          (0.00)           $         (0.01)

     Weighted Average Number of Shares
      Outstanding                                  6,520,000                  6,520,000
                                            ================            ===============



                                See accompanying notes

                                        F-13

                                           High-Tech Industries, Inc.
                                          [A Development Stage Company]
                                 Condensed Consolidated Statements of Operations
                                                   (Unaudited)


                                                                                         For the Period from
                                            For the Nine              For the Nine           inception
                                            Months Ended              Months Ended            Through
                                            June 30, 2003            June 30, 2002       September 30, 2003
                                            -------------            -------------       ------------------
     Revenues                               $         967            $       1,635         $        10,032

     General and administrative expense               300                   11,302                 122,258
                                            -------------            -------------         ---------------
     Operating Income (loss)                          667                   (7,890)                112,226

     Interest income                                    0                       15                     221

     Interest expense                                (698)                  (2,777)                (14,988)

     Loss on sale of assets                             0                   (4,414)                 (4,414)

     Income/franchise taxes                             0                        0                    (200)
                                            -------------            -------------         ---------------

     Net Loss                               $         (31)           $     (15,066)        $      (131,607)
                                            =============            =============         ===============

     Net Loss per Share                     $       (0.00)           $       (0.01)        $         (0.04)

     Weighted Average Number of Shares
      Outstanding                               6,520,000                6,520,000               3,498,182
                                            =============            =============         ===============


                                            See accompanying notes

                                                     F-14

                                           High-Tech Industries, Inc.
                                           [A Development Stage Company]
                                  Consolidated Statement of Stockholders' Equity
                    For the period from inception [December 3, 1997] through September 30, 2003



                                                                            Addit'l        Accum-               Total
                                             Shares        Common           Paid-in        ulated           Stockholders'
                                             Issued         Stock           Capital        Deficit              Equity
                                           ---------      ----------      ----------     -----------         -----------
Balance December 3, 1997                           0      $        0      $        0     $         0         $         0

Issued stock to founders at
  inception, at par                          970,000             970                                                 970

Net loss for year ended
 December 31, 1997                                                                                 0                   0
                                           ---------      ----------      ----------     -----------         -----------

Balance at December 31, 1997                 970,000             970               0               0                 970
                                           ---------      ----------      ----------     -----------         -----------

Net loss for year ended
 December 31, 1998                                                                              (619)               (619)
                                           ---------      ----------      ----------     -----------         -----------

Balance at December 31, 1998                 970,000             970               0            (619)                351
                                           ---------      ----------      ----------     -----------         -----------

Net loss for year ended
 December 31, 1999                                                                               (72)                (72)
                                           ---------      ----------      ----------     -----------         -----------

Balance at December 31, 1999                 970,000             970               0            (691)                279
                                           ---------      ----------      ----------     -----------         -----------

Issued shares to acquire stock of
Nojata, Inc., $.00464 per share,
12/15/2000                                 5,550,000           5,550          20,201                              25,751

Net loss for year ended
 December 31, 2000                                                                              (460)               (460)
                                           ---------      ----------      ----------     -----------         -----------

Balance, December 31, 2000                 6,520,000           6,520          20,201          (1,151)             25,570
                                           ---------      ----------      ----------     -----------         -----------

Net loss for year ended
 December 31, 2001                                                                           (89,333)            (89,333)
                                           ---------      ----------      ----------     -----------         -----------

Balance, December 31, 2001                 6,520,000           6,520          20,201         (90,484)            (63,763)
                                           ---------      ----------      ----------     -----------         -----------

Net loss for year ended
 December 31, 2002                                                                           (41,093)            (41,093)
                                           ---------      ----------      ----------     -----------         -----------

Net lose for nine months ended
September 30, 2003                         6,520,000           6,520          20,201             (31)                (31)
                                           =========      ==========      ==========     ===========         ===========

Balance, September 30, 2003                6,520,000      $    6,520      $   20,201     $  (131,608)        $  (104,887)
                                           =========      ==========      ==========     ===========         ===========


                                                       See accompanying notes

                                                               F-15

                                           High-Tech Industries, Inc.
                                         [A Development Stage Company]
                                Condensed Consolidated Statements of Cash Flows
                                                  (Unaudited)


                                                                                                    For the Period
                                                               For the Nine       For the Nine      from inception
                                                               Months Ended       Months Ended          Through
                                                            September 30, 2003 September 30, 2002  September 30, 2003
                                                            -------------------------------------  ------------------
Cash Flows Used for Operating Activities:

  Net Loss                                                  $             (31)  $         (15,066)  $        (131,607)

  Adjustments to reconcile net loss to net cash used for operating activities:

  Loss on sale of assets                                                                    4,414               4,414

  Depreciation                                                              0               1,524               4,826

  Increase in current liabilities (decrease)                           (1,270)              1,293              12,519
                                                            -----------------   -----------------   -----------------
Net Cash Flows Used for Operating Activities                          (1,301)             (7,835)           (109,848)


Cash Flows Used for Investing Activities:

   Proceeds from sale of assets                                             0               6,000               6,000
                                                            -----------------   -----------------   -----------------

 Net Cash Flows Used for Investing Activities                               0               6,000               6,000


Cash Flows Provided by Financing Activities

  Stock issued for cash                                                     0                   0                 970

  Cash acquired with Nojata                                                 0                   0              10,511

  Principal Payment on Debt                                                 0                   0            (16,000)

  Proceeds from borrowing                                               1,001                   0             108,801
                                                            -----------------   -----------------   -----------------

Net Cash Flows from by Financing Activities                             1,001                   0             104,282


Net Increase (Decrease) in Cash                                          (300)             (1,835)                434

Beginning Cash Balance                                                    734               2,500                   0
                                                            -----------------   -----------------   -----------------

Ending Cash Balance
                                                            $             434   $            665    $             434
                                                            =================   ================    =================

                                                     See accompanying notes

                                                              F-16

                           High-Tech Industries, Inc.
                         [A Development Stage Company]
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2003


         PRELIMINARY NOTE

         The accompanying condensed consolidated financial statements have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Interim financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation for the period. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report for the year ended December 31, 2002.

                PART II - Information Not Required in Prospectus

Item 24.      Indemnification of Directors and Officers.

Our Amended Articles of Incorporation contain a provision permitted under Colorado law concerning the liability of directors. This provision requires us to indemnify, the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of our company against any claim, liability or expense arising against or incurred by such person because of his or her service to our company.

Item 25.      Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

                                                                   Amount
                                                              ------------
     SEC Registration Fee.................................        $    50
     Printing ............................................        $   100
     Blue Sky Fees and Expenses...........................        $ 5,000
     Transfer Agent Fees..................................        $ 2,500
     Accounting Fees and Expenses.........................        $12,500
     Legal Fees and Expenses..............................        $25,000
     Miscellaneous Fees and Expenses......................        $ 4,850
                                                              ------------
                  Total...................................        $50,000
                                                              ============

Item 26.      Recent Sales of Unregistered Securities.

Since our inception, sales of unregistered common stock (the only issued and outstanding securities of the Company) were made by the small business issuer as follows:

Name and Consideration            Date Sold      Number of Shares     Cash
-------------------------------  ------------  -------------------- ----------
GM/CM Family Partners, LTD         12/31/97          485,000(1)      $485.00
USA Ventures                       1/15/98           485,000(2)      $485.00
Nojata                             12/15/00           5,550,000          (3)
--------------

(1) A total of 242,000 of these shares were subsequently transferred through private sales to third parties.

(2) A total of 242,000 of these shares were subsequently transferred through private sales to third parties.

(3) Nojata received the shares in exchange for 100% of the issued and outstanding shares of Nojata in a tax free exchange.

With respect to the sale of all unregistered securities as described above, this small business issuer relied upon the exemption afforded by Section 4(2) of the Securities Act of 1933 which relates to transactions in securities not involving a public offering. All recipients had a preexisting personal relationship with a founder, officer, or director of the Company. No advertisement or general solicitation was used to promote sales of the Company's stock. The Company believed that each purchaser was purchasing with the intent to invest, and not with a view to distribution. No transfer of restricted securities will be permitted without opinion of counsel that such transfer is in compliance with the rules and regulations of the SEC.

Item 27.      Exhibits.

         Number       Description

2.1 Agreement and Plan of Exchange between High-Tech Industries, Inc. and Nojata, Inc.*

3.1       Articles of Incorporation of High-Tech Industries, Inc.*

3.2       Bylaws of High-Tech Industries, Inc.*


3.3 Articles of Incorporation of Nojata, Inc., as amended to change the name from Laredo Enterprises, Inc.**

3.4 Bylaws of Nojata, Inc. as amended to change the name from Laredo Enterprises, Inc.**

4.1       Form of High-Tech Industries, Inc. Stock Certificate**


5.1       Opinion of Gibson, Haglund & Paulsen


10.2 Promissory Note, as amended, between High-Tech Industries, Inc. and Growth Ventures, Inc. dated January 11, 2001**

10.3 Promissory Note between High-Tech Industries, Inc. and Abacus Financial Group, Inc. dated January 22, 2002**


21.1      Information Regarding our Subsidiary, Nojata, Inc.*

23.1      Consent of Mantyla & McReynolds



*    Incorporated by reference from the Company's SB-2 filed November 19, 2001.

** Incorporated by reference from the Company's Amendment #1 to the Company's SB-2 filed May 14, 2002.


Item 28.      Undertakings.

     (a) The undersigned registrant hereby undertakes that it will:

          (1) File, during any period in which it offers or sells securities under Rule 415 of the Securities Act, a post-effective amendment to this registration statement to:

               (i) include any Prospectus required by section 10(a)(3) of the Securities Act; and

               (ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the registration statement; and

               (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Layton, State of Utah, on December **, 2003.



                                        HIGH-TECH INDUSTRIES, INC.,
                                            a Colorado corporation



                                        By:  /s/ Kurt A. Moore
                                            ------------------------------------
                                            Kurt A. Moore, President, Secretary,
                                            Treasurer, and Acting Chief
                                            Financial Officer


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


     Name                   Title                                 Date
     ----                   -----                                 ----


/s/ Kurt A. Moore      President, Secretary, Treasurer,       December **, 2003
Kurt A. Moore          Acting  Chief Financial Officer,
                       and Director